News Release

937 Tahoe Boulevard, Suite 210 | Incline Village, NV 89451

For Immediate Release

Vintage Wine Estates Restructures Organization, Initiates Cost Cuts and
Simplifies Business Model

•
Simplifies business with restructuring and reduction of non-core, lower margin product and service offerings
•
To reduce workforce by approximately 15% for annualized savings of an estimated $7.1 million
•
Retained Oppenheimer & Co. to accelerate monetization of non-core assets
•
VWE to significantly narrow focus to a smaller, sustainable core business model with less complexity and stronger underlying economics
•
Increasing focus on a core set of Super Premium+ priority brands while building a data-driven, consumer-centric culture and implementing a disciplined commercial planning process

INCLINE VILLAGE, NV, January 17, 2024– Vintage Wine Estates, Inc. (Nasdaq: VWE and VWEWW) (“VWE” or the “Company”), one of the top wine producers in the U.S., today announced that it is restructuring the business by seeking to monetize certain assets and exit certain non-core, lower margin product and service offerings. As a result, the Company will be reducing its workforce by approximately 15% for expected annualized savings of $7.1 million. Restructuring charges for the actions are expected to be approximately $1.5 million, which will be reflected in the third quarter of fiscal 2024 which ends March 31, 2024.

Seth Kaufman, President and Chief Executive Officer, commented “The complexity of our business has resulted in a disproportionately high-cost base. To drive margin improvement and generate cash we need to simplify beyond our product offerings and fundamentally reconstruct our business model. Getting from here to there starts by recognizing where our strengths lie and identifying the areas of the business in which we shouldn’t operate. The processes and requirements for estate wineries and wine making, production services and other custom crush offerings and several of our independent DTC operations are very dissimilar and require different capabilities. The actions we are taking now are the initial steps to streamlining our business model and operations as we develop a long-term strategy for building a select portfolio of nationally recognized brands.

“We need the resources to execute our plan and have engaged Oppenheimer & Co. to help accelerate our efforts to monetize certain assets that we do not see as part of the reimagined VWE. These include select luxury estates, some premium price-point and below wine brands as well as certain production services and some DTC platforms such as digitally-native brands and telemarketing. These efforts will help us pay down debt and we expect will enable investments to drive a step-change in consumer-centricity and commercial discipline.”

Restructuring to Simplify the Business

The Company plans to simplify its DTC operations to concentrate resources on certain Super Premium+ estate wineries. VWE also plans to monetize its Clos Pegase winery and tasting room in Napa and its Viansa property in Sonoma. It

Vintage Wine Estates Restructures Organization, Initiates Cost Cuts and Simplifies Business Model

January 17, 2024

also will look to wind down certain custom crush and B2B services while evaluating its array of production services businesses and the contributions of each.

Its priority brands will include a number of Super Premium+ estate brands and the select lifestyle brands of Layer Cake, Bar Dog, Cherry Pie and ACE Cider. The Super Premium+ estate priority brands will include Girard, Kunde, BR Cohn, Laetitia and Firesteed, among others. Mr. Kaufman noted, “We expect this intense focus of our resources will enable us to create stronger brand desirability that can be leveraged to drive greater wholesale throughput across on-premise and retail, creating a marketing discipline which provides enhanced opportunities for our distribution partners.”

Mr. Kaufman concluded by saying, “As we reimagine VWE to become an omnichannel wine and cider company that offers the highest quality, Super Premium+ products in the U.S., we expect this transformation to result in a smaller company, but one that can grow sustainably while generating top-quartile industry margins. We are taking immediate actions now to move toward this vision and, as we advance our strategy, we will continue to communicate our efforts and progress.”

About Vintage Wine Estates, Inc.

Vintage Wine Estates (Nasdaq: VWE and VWEWW) is reimagining itself to become a leading wine and cider company that makes the highest quality, Super Premium+ wines and ciders that are accessible and approachable for consumers. Its vision is to be a growing, highly profitable omnichannel business with a consumer-centric culture. VWE has a family of estate wineries in Napa, Sonoma, California’s Central Coast, Oregon, and Washington State with valuable heritage and offerings. Through its Five-Point Plan and its strategy to reimagine the future of VWE, the Company is simplifying its offering to ACE Cider, three leading lifestyle brands (Bar Dog, Cherry Pie and Layer Cake) and key estate wines including B.R. Cohn, Firesteed, Girard, Kunde and Laetitia as well as several other heritage estate brands. Its primary focus is on the Super Premium+ segment of the U.S. wine industry defined as $15+ per bottle. The Company regularly posts updates and additional information at ir.vintagewineestates.com.

Forward-Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of applicable securities laws (collectively, “forward-looking statements”). Forward-looking statements are all statements other than those of historical fact, and generally may be identified by the use of words such as “seeking,” “expect,” “develop,” “will,” “should,” “plan,” or other similar expressions that indicate future events or trends. These forward-looking statements include, but are not limited to, statements regarding VWE’s business strategies; the ability of the restructuring efforts to drive margin improvement, generate cash, and generate top-quartile industry margins; the ability of Oppenheimer & Co. to accelerate the Company’s monetization efforts including select luxury estates, some premium price-point and below wine brands as well as certain production services and some DTC platforms such as digitally-native brands and telemarketing; the monetization of Clos Pegase winery and tasting room and Viansa property; winding down of certain custom crush and B2B services; the Company’s priority and lifestyle brands; the focus on resources to create stronger brand desirability; the ability to leverage stronger brand desirability to drive greater wholesale throughput across on premise and retail; the ability of simplifying the DTC operation to concentrate resources on Super Premium+ estate wineries; reductions in workforce and related annualized savings; the ability of monetization efforts to pay down debt and enable investments to drive a step-change in consumer-centricity and commercial discipline; the ability of the Company to create enhanced marketing discipline and opportunities for its distribution partners; and the size of the company and its ability to obtain sustainable growth. These statements are based on various assumptions, whether or not identified in this news release, and on the current expectations of VWE’s management. These forward-looking statements are not intended to serve as, and should not be relied on by any investor as, a guarantee of actual performance or an assurance or definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ materially from those contained in or implied by such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of VWE. Factors that could cause actual results to differ materially from the results expressed or implied by such forward-looking statements include, among others: the Company’s ability to recognize benefits from any organizational restructuring and other cost savings actions, including expected results from the implementation of the Company’s Five-Point Plan, positive cash generation and asset monetization; the Company’s ability to regain compliance with the Nasdaq Listing Standards and maintain the listing of its securities on Nasdaq; risks related to ongoing legal proceedings;

Vintage Wine Estates Restructures Organization, Initiates Cost Cuts and Simplifies Business Model

January 17, 2024

the Company’s limited experience operating as a public company and its ability to remediate its material weaknesses in internal control over financial reporting and to maintain effective internal control over financial reporting; the ability of the Company to retain key personnel; the effect of economic conditions on the industries and markets in which VWE operates, including financial market conditions, rising inflation, fluctuations in prices, interest rates and market demand; the effects of competition on VWE’s future business; the potential adverse effects of health pandemics, epidemics or contagious diseases on VWE’s business and the U.S. and world economy; declines or unanticipated changes in consumer demand for VWE’s products; disruption of supply or shortage of energy; VWE’s ability to adequately source grapes and other raw materials and any increase in the cost of such materials; the impact of environmental catastrophe, natural disasters, disease, pests, weather conditions and inadequate water supply on VWE’s business; VWE’s level of insurance against catastrophic events and losses; impacts from climate change and related government regulations; VWE’s significant reliance on its distribution channels, including independent distributors, particularly in its wholesale operations; a loss or significant decline of sales to important distributors, marketing companies, or retailers; risks associated with new lines of business or products; potential reputational harm to VWE’s brands from internal and external sources; decline in consumer sentiment to purchase wine through VWE’s direct-to-consumer channels; possible decreases in VWE’s wine quality ratings; integration risks associated with recent or future acquisitions; possible litigation relating to misuse or abuse of alcohol; changes in applicable laws and regulations and the significant expense to VWE of operating in a highly regulated industry; VWE’s ability to maintain necessary licenses; VWE’s ability to protect its trademarks and other intellectual property rights; risks associated with the Company’s information technology and ability to maintain and protect personal information; VWE’s ability to make payments on its indebtedness; risks that the Company is unable to meet the additional restrictions and obligations imposed by its amended credit agreement; and those factors discussed in the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission. There may be additional risks including other adjustments that VWE does not presently know or that VWE currently believes are immaterial that could also cause actual results to differ from those expressed in or implied by these forward-looking statements. In addition, forward-looking statements reflect VWE’s expectations, plans or forecasts of future events and views as of the date and time of this news release. VWE undertakes no obligation to update or revise any forward-looking statements contained herein, except as may be required by law. Accordingly, undue reliance should not be placed upon these forward-looking statements.

###

Contacts:

Deborah K. Pawlowski Kei Advisors LLC dpawlowski@keiadvisors.com Phone: 716.843.3908